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Exhibit 3.4

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              SAFESKIN CORPORATION
                       -----------------------------------



                  Pursuant to the provisions of Section 607.0602(4) of the Florida Business Corporation Act, the undersigned, Safeskin Corporation, a Florida corporation, by its Secretary, does hereby make and execute these Articles of Amendment to its Articles of
         Incorporation:

         1. The name of the corporation is Safeskin Corporation.

         2. The Articles of Incorporation are amended by adding to Article V thereof the following new Section 5(i) which completes the preferences, limitations and relative rights of the Series A Junior Participating Preferred Stock, par value $.01 per share, fixed and determined by the Board of Directors in accordance with Article V of the corporation's Articles of Incorporation and
Section 607.0602(1) of the Florida Business Corporation Act:

            (i) Number. The Series A Junior Participating Preferred Stock shall consist of 1,000,000 shares having a par value of $.01 per share.

         3. The date of the adoption of the amendment was December 12, 1996.

         4. The amendment was duly adopted by the Board of Directors, without shareholder action, in accordance with Section 607.0602 of the Florida Business Corporation Act.

         IN WITNESS WHEREOF, these Articles of Amendment to Articles of Incorporation of Safeskin Corporation have been executed by Safeskin Corporation, by its Secretary, this 8th day of November, 1999.

                                       SAFESKIN CORPORATION



                                       By:   /s/ Seth S. Goldman
                                          ---------------------------------
                                               Seth S. Goldman
                                               Secretary